As filed with the Securities and Exchange Commission on December 30, 2015

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CVS HEALTH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		05-0494040
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
One CVS Drive Woonsocket, RI 02895 (401) 765-1500
(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_________________

401(K) PLAN AND THE EMPLOYEE STOCK OWNERSHIP PLAN OF CVS HEALTH CORPORATION AND AFFILIATED COMPANIES (Full Title of the Plan)

David M. Denton Executive Vice President and Chief Financial Officer CVS Health Corporation One CVS Drive Woonsocket, RI 02895 (401) 765-1500
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Doreen E. Lilienfeld, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-7171

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 each to be issued under the Plan	20,000,000	$98.79	$1,975,800,000	$198,964

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) registers (i) an aggregate of 20,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), available for issuance under the 401(k) Plan and the Employee Stock Ownership Plan of CVS Health Corporation and Affiliated Companies (the “Plan”), and (ii) pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of interests to be offered or sold pursuant to the Plan. No additional registration fee is included for these interests. In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on December 24, 2015.

EXPLANATORY NOTE

General Instruction E

CVS Health Corporation, formerly known as CVS Corporation (the “Registrant”), previously filed a Registration Statement on Form S-8 (File No. 333-63664) (the “Registration Statement”) on June 22, 2001 relating to the Plan. Under the Registration Statement, the Registrant registered an aggregate of 3,629,500 shares of Common Stock to be offered for purchase under the Plan, which were subsequently split into 7,259,000 shares of Common Stock.

This Registration Statement is filed pursuant to General Instruction E of Form S-8 and, except for the changes set forth herein, the contents of the Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

The Registrant has filed this Registration Statement to register under the Securities Act the offer to purchase pursuant to the Plan of an additional 20,000,000 shares of Common Stock not previously registered. Following the filing of this Registration Statement, an aggregate of 27,259,000 shares of Common Stock will be registered for purchase under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(b) All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act by the Registrant since the end of the fiscal year covered by the annual report referred to in (a) above, including the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2015 filed with the Commission on May 1, 2015, the quarterly period ended on June 30, 2015 filed with the Commission on August 4, 2015 and the quarterly period ended on September 30, 2015 filed with the Commission on October 30, 2015, as well as the Current Reports on Form 8-K filed with the Commission on January 23, 2015, March 6, 2015, May 8, 2015, May 21, 2015, July 17, 2015, July 20, 2015, August 18, 2015, September 22, 2015 and October 14, 2015.

(c) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form S-4, filed with the Commission on December 19, 2006 (Registration Statement 333-139470), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

With respect to the unaudited condensed consolidated interim financial information of CVS Health Corporation for the three-month periods ended March 31, 2015 and March 31, 2014, June 30, 2015 and June 30, 2014, September 30, 2015 and September 30, 2014, six-month periods ended June 30, 2015 and June 30, 2014 and nine-month periods ended September 30, 2015 and September 30, 2014, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 1, 2015, August 4, 2015 and October 30, 2015, included in CVS Health Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

Item 8. Exhibits.

See attached Exhibit List.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 30th day of December, 2015.

CVS Health Corporation

/s/ David M. Denton
By: David M. Denton
Title: Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of David M. Denton and Colleen M. McIntosh as his or her true and lawful attorney-in-fact and agent, upon the action of either such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CVS Health Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed this 30th day of December, 2015 by the following persons in the following capacities.

Signature	Title

/s/ David M. Denton____ David M. Denton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Eva C. Boratto______ Eva C. Boratto	Senior Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ David W. Dorman_______ David W. Dorman	Chairman of the Board and Director

/s/ Richard M. Bracken_____ Richard M. Bracken	Director

/s/ C. David Brown II______ C. David Brown II	Director

/s/ Alecia A. DeCoudreaux__ Alecia A. DeCoudreaux	Director

/s/ Nancy-Ann M. DeParle___ Nancy-Ann M. DeParle	Director

/s/ Anne M. Finucane_____ Anne M. Finucane	Director

/s/ Larry J. Merlo_________ Larry J. Merlo	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jean-Pierre Millon______ Jean-Pierre Millon	Director

/s/ Richard J. Swift_______ Richard J. Swift	Director

/s/ William C. Weldon____ William C. Weldon	Director

/s/ Tony L. White_______ Tony L. White	Director

The Plan

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 30th day of December, 2015.

401(k) Plan and the Employee Stock Ownership
Plan of CVS Health Corporation and Affiliated Companies
Benefit Plans Administrative Subcommittee

By: /s/ Jon Fliss
Name: Jon Fliss, Chairman
Title: Plan Administrator

EXHIBIT INDEX

Exhibit Number
4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 3, 2014).

4.2	By-laws of the Registrant, as amended and restated (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed September 3, 2014).

15.1	Letter of Ernst & Young LLP re: Unaudited Financial Information.*

23.1	Consent of Ernst & Young LLP.*

24	Power of Attorney (included in the signature pages hereof).*

*Filed herewith.